Exhibit 99.1

FOR IMMEDIATE RELEASE

State National Companies Announces Fourth Quarter and Full Year 2014

Earnings Release & Conference Call Schedule

BEDFORD, TX — February 17, 2015 — State National Companies, Inc. (NASDAQ: SNC) today announced that it will release its fourth quarter and full year 2014 financial results on Thursday, March 19, 2015 after the market closes. In conjunction with the release, State National has scheduled a conference call, which will be broadcast live over the Internet, on Friday, March 20, 2015 at 9:00 a.m. Central time.

What:	State National Fourth Quarter and Full Year 2014 Earnings Conference Call

When:	Friday, March 20, 2015 at 9:00 a.m. Central Time

How:

Live via phone — By dialing (716) 247-5810 and use the conference ID number 82008889 to access the call at least 10 minutes prior to the start time, or Live over the Internet — By logging onto the web at the address below

Where:	http://edge.media-server.com/m/p/vxgnhofy/lan/en - The webcast link is also posted on the investor relations’ home page at http://ir.statenational.com/

For those who cannot listen to the live call, a replay will be available through March 27, 2015 and may be accessed by dialing (404) 537-3406 and using pass code 82008889 #. Also, an archive of the webcast will be available shortly after the call at http://ir.statenational.com/ for 90 days.

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance operating in two niche markets across the United States. In its Program Services segment, the company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for a ceding fee. In its Lender Services segment, the company specializes in providing collateral protection insurance, which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies. To learn more, please visit www.statenational.com

For additional information contact:

Dennard-Lascar Associates

713-529-6600

Rick Black / Ken Dennard

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